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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        September 9, 1997


                         Ground Round Restaurants, Inc.
             (Exact name of registrant as specified in its charter)


New York                           1-6192                       13-5637682
State or other                  (Commission                  (I.R.S. Employer
jurisdiction                    File Number)                Identification No.)
of incorporation)



      35 Braintree Hill Office Park, Braintree, Massachusetts     02184-9078
         (Address of principal executive offices)                 (Zip code)


Registrant's telephone number, including area code             (617) 380-3100



                                 Not Applicable

         (Former name or former address, if changed since last report.)
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Item 5. Other Events

            Ground Round Restaurants, Inc. (the "Company") entered into a Commitment Letter (the "Commitment Letter") dated September 9, 1997 with CNL Fund Advisors, Inc. ("CNL") which has agreed to purchase, subject to certain conditions, a minimum of fifteen (15) and a maximum of twenty (20) restaurants owned in fee by the Company, for a purchase price not to exceed $20 million, plus certain approved transactional costs, which restaurants are to be leased and operated by the Company (the "Sale and Leaseback Transaction").

            The Commitment Letter further provides that up to $2 million of such purchase price, plus certain approved costs, shall be paid at closing to occur when and if renovations and repairs of the restaurants located in Coon Rapids, Minnesota and Bridgeton, Missouri, have been completed, provided that such closing occurs on or before September 4, 1998. In the event that a minimum of fifteen (15) properties having an agreed purchase price of at least $15 million do not meet the requirements of CNL, as set forth in the Commitment Letter, then the Commitment Letter may be terminated by either party; however, in such event, the Company is obligated to reimburse CNL for the reasonable costs incurred by CNL and its representatives, including attorneys fees in connection with CNL entering into the Commitment Letter and conducting its due diligence review. The Sale and Leaseback Transaction is scheduled to close on September 30, 1997, subject to satisfaction of certain conditions including, among others, satisfactory completion of due diligence investigations by CNL, approval by the Company's commercial lenders, and the Company entering into lease agreements that are reasonably satisfactory to the parties.

            Pursuant to the Commitment Letter, the lease agreements to be entered into by the Company and CNL shall include the following material provisions: (i) an initial term of 20 years, with five successive five year renewal options; (ii) the initial annual minimum rent under the lease shall be equal to 10.25% multiplied by the purchase price (as determined by appraisal values of each property); (iii) additional rent based upon a percentage of gross sales for each store exceeding an agreed base sales level for such store; (iv) the leases are assignable to certain national retail or restaurant operators;
(v) cross default provisions in the event of uncured monetary defaults; (vi) a right of first refusal for the Company to purchase a property offered for sale by CNL; and (vii) an option by the Company to purchase a property after seven
(7) years, at a formula price which is not less than the fair market value of such property.

            Virtually all of the proceeds from the Sale and Leaseback Transaction will be used to repay a portion of the term loan in connection with the Company's credit facility. There can be no assurance that the Sale and Leaseback Transaction will be entered into or consummated on or before September 30, 1997, or at all.

            The description of the Commitment Letter is qualified in its entirety by the terms and conditions contained in such agreement.
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Item 7. Financial Statements and Exhibits:

            (a)   Financial Statement of businesses acquired.

                        Not applicable.

            (b)   Pro Forma financial information.

                        Not applicable.

            (c)   Exhibits:

                  99.1  Press Release dated September 10, 1997.


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                                   Signatures.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         GROUND ROUND RESTAURANTS, INC.



                                    By:/s/ Stephen J. Kiel
                                       ----------------------------------------
                                         Name:  Stephen J. Kiel
                                         Title: Senior Vice-President and Chief
                                                Financial Officer


Date: September 18, 1997



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                                EXHIBIT INDEX

                  99.1  Press Release dated September 10, 1997.